                               SOFTLOCK.COM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the SoftLock.Com, Incorporated (the "Company") Annual Meeting of Shareholders will be held at the principal office of the Company, Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754 on June 16, 2000 at Ten o'clock (10:00 a.m.) in the morning for the following purposes as set forth in the accompanying proxy statement:

1. To elect two (2) Class I directors to serve on the Board of Directors for the term of three (3) years or until their respective successor is duly elected and qualified;

2. To approve an amendment to the Company's 1998 Stock Option Plan (i) to increase the number of shares of common stock available for grant pursuant to the exercise of options thereunder by 2,000,000 shares; (ii) to permit assignment of options by holders to entities qualified under ss.
    501(c)(3) of the Internal Revenue Code as tax-exempt organizations entitled to receive charitable contributions; and (iii) to provide for the laws of the Commonwealth of Massachusetts as the governing law;

3. To ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the Company for the year ending December 31, 2000; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Holders of record of the Company's common stock at the close of business on May 24, 2000, will be entitled to vote at the meeting. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the principal office of the Company, Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754, during the ten (10) business days prior to the meeting.

    Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the meeting, may withdraw it and vote in person. Attendance at the meeting is limited to shareholders, their proxies and invited guests of the Company.

                                          By Order of the Board of Directors

                                          /s/ Douglas R. Johnson

                                          Douglas R. Johnson, Secretary

Dated: May 25, 2000

                               SOFTLOCK.COM, INC.
                       FIVE CLOCK TOWER PLACE, SUITE 440
                          MAYNARD, MASSACHUSETTS 01754

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 16, 2000

                                PROXY STATEMENT

    The Board of Directors is soliciting proxies for use at the 2000 Annual Meeting of Shareholders of SoftLock.com, Inc. (the "Company" or "SoftLock"). The annual meeting will be held on June 16, 2000 at Ten o'clock (10:00 a.m.) in the morning at the principal office of the Company, Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754 and at any adjournments thereof. This proxy statement and the form of proxy will be mailed to shareholders beginning
May 31, 2000, together with a copy of the Company's 1999 annual report.

    Only shareholders of record of the Company's common stock and the Company's Series A and Series B Preferred Stock on May 24, 2000 are entitled to vote at the annual meeting. On May 24, 2000, the Company had 12,873,330 shares of common stock issued and outstanding and 51,471 of Series A Preferred Stock issued and outstanding and 46,876 of Series B Preferred Stock issued and outstanding. Each share of Series A and Series B Preferred Stock is entitled to 100 votes per share. Holders of the common stock have 56.7% of the general voting power, holders of Series A Preferred Stock have 22.7% of the general voting power and holders of the Series B Preferred Stock have the remaining 20.6% of the general voting power. Holders of common stock and Series A and Series B Preferred Stock will vote together, without regard to class, on all matters to be voted upon at the annual meeting.

    SHAREHOLDERS ARE URGED TO READ CAREFULLY EACH PROPOSAL CONTAINED IN THIS PROXY STATEMENT BEFORE VOTING ON THE PROPOSALS, INCLUDING ANY ATTACHED APPENDIX RELATING TO THE PROPOSALS.

HOW YOU CAN VOTE

    If you return your signed proxy before the annual meeting, the proxy holders will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for directors. If you do not specify on your proxy card how you want to vote your shares, the proxy holders will vote them "for" the election of the nominees for director under "Election of Director" and "for" the other proposals described in this proxy statement.

    Under rules followed by the National Association of Securities Dealers, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. With respect to the other proposals presented to shareholders, no broker may vote shares held for customers without specific instruction from such customers. A majority of the total outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

REVOCATION OF PROXIES

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. It may be revoked:

    - by filing with the Secretary of the Company an instrument of revocation;

    - by presenting at the meeting a duly executed proxy bearing a later date;
      or

    - by attending the meeting and electing to vote in person.

REQUIRED VOTES

    In the election of directors, the candidate receiving the highest number of affirmative votes will be elected if a quorum of the Company's outstanding shares of common stock and Series A and Series B Preferred Stock exists. The affirmative vote of the holders of a majority of shares of common stock and Series A and B Preferred Stock is required for any other proposals to be taken at the meeting.

    In determining the presence of a quorum, shares represented by proxies that reflect "abstention" will be treated as present and entitled to vote. For the proposals that require a majority of those shares present and voting, abstentions do not constitute a vote "for" or "against" those proposals and, thus, will be disregarded in the calculation of shares present and voting. For the proposals that require approval of a majority of the outstanding shares, abstentions are effectively treated as "no" votes.

    The present officers and directors of the Company, together are entitled to vote shares of the Company's common stock and Series A and Series B Preferred Stock representing approximately 60.5% of the outstanding shares of voting stock. The present officers and directors have indicated their intent to vote in favor of the election of the nominees for director and in favor of the other proposal described in this proxy statement.

EXPENSE OF SOLICITATION

    The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy and any additional material that may be furnished to shareholders. The Company may also retain the services of a proxy solicitation firm. The Company has not made any arrangements to do so as of the date of this proxy statement, and does not presently have estimates as to the cost of such services. Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or telegram but no additional compensation will be paid to them. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

    The Company does not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

PROPOSALS OF SHAREHOLDERS

    Shareholders of the Company who intend to present a proposal for action at the 2001 Annual Meeting of Shareholders of the Company must notify the Company's management of such intention by written notice received at the Company's principal executive offices not later than December 30, 2000 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS I DIRECTORS

    The Company's Board of Directors currently consists of eight (8) directors. The Board of Directors is divided into three (3) classes designated as Class I, Class II and Class III, respectively. Two (2) directors serve as the Class I directors, three (3) directors serve as Class II directors and three
(3) directors serve as Class III directors. Each director is elected for the term assigned to each such class in the Company's Amended Bylaws and until his respective successor is duly elected and qualified. Directors are elected on a rotating basis at each succeeding annual meeting of the shareholders. Directors shall be elected for a full term of three (3) years to succeed the directors of each class whose terms expire at such annual meeting.

    Two (2) Class I directors will be elected at this meeting. The Board of Directors has proposed the following nominees for election as Class I directors for a term of three (3) years or until their respective successors is duly elected and qualified: Scott W. Griffith and Richard N. Gold.

    The nominees have consented to be named and have indicated their intent to serve, if elected. The Company has no reason to believe that the nominees are unavailable for election. However, if either nominee or both nominees becomes unavailable for any reason, the persons named as proxies may vote for the election of such other person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of the nominees. Directors will be elected by a plurality of the votes of the shares of voting stock present in person or represented by proxy properly cast at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES.

    Certain information regarding the nominees is set forth in the table and text below. The following table sets forth the name, age and term of office as director for the nominees for election as directors and their present position(s) with the Company:

                                                DIRECTOR     TERM
DIRECTOR                               AGE       SINCE     EXPIRES    POSITION
--------                             --------   --------   --------   --------
Scott W. Griffith..................     41        1999       2000     Director, Chief Executive Officer,
                                                                      and President
Richard N. Gold....................     55        1999       2000     Director

BIOGRAPHY OF DIRECTOR NOMINEES

    SCOTT W. GRIFFITH, 41, has been the President of the Company since May 5, 2000, the Chief Executive Officer of the Company since April 17, 2000 and a director of the Company since December 1999. Previous to his employment with the Company, Mr. Griffith was the President and CEO of Information America from
June 1998 to September 1999, a leading provider of on-line information. Under his leadership, the company experienced a dramatic turnaround of its core online public records business and launched the leading Internet directory KnowX.com. From January 1996 to June 1998, Mr. Griffith was a founding partner at Treacy & Company, a boutique business strategy and investment firm. Previously, from February 1992 to December 1995, he was a Principal at The Parthenon Group where he was actively involved in principal investing and senior advisory services to Fortune 1000 companies and institutional investors. Mr. Griffith has held operating positions at The Boeing Company and Hughes Electronics. Mr. Griffith earned his BS in engineering from Carnegie Mellon University in 1981 and his MBA from the University of Chicago in 1990.

    RICHARD N. GOLD, has been a director of the Company since September 1999. From 1981 to the present, Mr. Gold has served as President of R.N. Gold & Company, Inc., a strategic planning and marketing management consulting firm. From 1977 to 1981, Mr. Gold held the position of Executive Vice President and Director of Glendinning Associates, also a management consulting firm. Mr. Gold worked for Procter and Gamble, Inc. as a Brand Manager from 1971 to 1976, and previously was employed as a teacher with the New York City Public Schools from 1968 to 1971. Mr. Gold attended the University of Wisconsin, where he earned his BS degree in 1967 and also attended Columbia University, earning his MBA in 1971 and New York University, earning his MA in 1971.

NOMINATION OF DIRECTORS

    In accordance with the Company's Amended Bylaws, if a shareholder entitled to vote for the election of directors at a meeting wishes to make a director nomination at a shareholder meeting, then such shareholder must give written notice (a "Nomination Notice") of his or her intent to make such nomination. A Nomination Notice must be delivered in person or by United States mail, postage prepaid, to SoftLock.com, Inc., Attention: Secretary or Assistant Secretary, Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754.

    To be valid, a Nomination Notice must be received (i) on or before April 1st of the year in which the meeting will be held if the meeting is to be annual meeting, (ii) not less than sixty (60) days before an annual meeting if the date of the annual meeting has been changed by more than thirty (30) days, or (iii) not later than the close of business on the 10th day following the day on which notice of a special meeting of shareholders called for the purpose of electing directors was first given to shareholders.

    Each Nomination Notice must set forth as to each person who the shareholder proposes to nominate:

    - the name, age, business address and residence address of such person,

    - the principal occupation or employment of such person,

    - the class and number of shares of the Company which are beneficially owned by such person,

    - all other information that is required to be disclosed about nominees for election as directors in solicitations of proxies for the election of directors under the rules and regulations of the Securities and Exchange Commission.

    Each such Nominee Notice must also set forth as to the shareholder giving notice:

    - the name and address of such shareholder as they appear on the Company's transfer books,

    - the class and number of shares of the Company beneficially owned by such shareholder,

    - a representation that such shareholder is a shareholder of record at the time of giving the Nomination Notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

    - a description of all arrangements or understandings, if any, between such shareholder and each nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made.

    Each such Nomination Notice shall be accompanied by the written consent of each proposed nominee to serve as director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about him contained in the Nomination Notice is correct. The presiding officer of the meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

DIRECTORS NOT STANDING FOR ELECTION

    The following persons are the present directors of the Company. The table sets forth their name, age, term of office as director and their present positions with the Company.

                                                DIRECTOR     TERM
DIRECTOR                               AGE       SINCE     EXPIRES    POSITION
--------                             --------   --------   --------   --------
Keith Loris........................     40        1998       2002     Director
Francis J. Knott...................     53        1998       2002     Director, Chairman of the Board
Geoffrey de Lesseps................     36        1999       2001     Director
Jonathan Schull....................     47        1998       2001     Director
Leigh E. Michl.....................     38        2000       2001     Director
N. Adam Rin........................     50        1999       2002     Director
Scott W. Griffith..................     41        1999       2000     Director, Chief Executive Officer
                                                                      and President
Richard N. Gold....................     55        1999       2000     Director

EXECUTIVE OFFICERS

    Following are the persons who are the executive officers of Company, their age, their current title and their positions held during the last five
(5) years:

    SCOTT W. GRIFFITH, 41, has been the President of the Company since May 5, 2000, the Chief Executive Officer of the Company since April 17, 2000 and a director of the Company since December 1999. Previous to his employment with the Company, Mr. Griffith was the President and CEO of Information America from
June 1992 to September 1999, a leading provider of on-line information. Under his leadership, the company experienced a dramatic turnaround of its core online public records business and launched the leading Internet directory KnowX.com. From January 1996 to June 1998, Mr. Griffith was a founding partner at Treacy & Company, a boutique business strategy and investment firm. Previously, from February 1992 to December 1995, he was also a Principal at The Parthenon Group where he was actively involved in principal investing and senior advisory services to Fortune 1000 companies and institutional investors. Mr. Griffith has held operating positions at The Boeing Company and Hughes Electronics.
Mr. Griffith earned his BS in engineering from Carnegie Mellon University in 1981 and his MBA from the University of Chicago in 1990.

    KEITH LORIS, 40, has been a director of the Company since September 1998, and served as Chief Executive Officer until April 17, 2000 and President until May 5, 2000. From 1995 until he joined the Company, Mr. Loris was vice president of marketing and new business development at ServiceSoft Corporation of Boston, Massachusetts. Previously, Mr. Loris was vice president of technology for the Desktop Document Systems Division of Xerox Corporation from 1991 to 1995, and vice president of technology for NYNEX Image Recognition Systems, Corp. from 1986 to 1991.

    JONATHAN SCHULL, PH.D., 46, founded SoftLock Services in 1992, and has since served as its president and as a director. Dr. Schull has been a director of the Company since July 1998. Prior to founding SoftLock Services, Dr. Schull was a tenured professor of Biological Psychology at Haverford College in Haverford, Pennsylvania.

    DOUGLAS R. JOHNSON, 46, the Executive Vice President, Chief Financial Officer and Treasurer, has been with the Company since May 1999. From March 1998 to April 1999, he was the Executive Vice President and Chief Financial Officer of Aztec Technology Partners, Inc., a publicly traded information technology service provider. During 1997, Mr. Johnson held the position of Vice President and Chief Financial Officer of Clam Associates Incorporated, an information technology service provider. Mr. Johnson was Executive Vice President and Chief Financial Officer of Discreet Logic Incorporated, a computer software development and marketing company in the interactive media area from 1995 to 1996. He also held the position of

Vice President of Finance and Administration and Chief Financial Officer of Fusion Systems Corporation, a semiconductor equipment manufacturing company, from 1993 to 1995.

    JOHN F. MACHONIS, 38, the Vice President of Sales, has been with the Company since May 1999. From November 1996 to March 1999, he was with UNIFI Communications, Inc., most recently as Vice President of Sales. Previously, Mr. Machonis was Director of National Account Sales at Standard Microsystems Corporation from 1991 to 1996, and Director of LAN Sales at Western Digital Corporation from 1987 to 1991.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held 18 meetings during the calendar year 1999, acted by written consent 6 times during the year and also met informally. The Company has standing Audit, Compensation and Executive Committees of the Board of Directors. The Company has no other standing committees. During 1999, except as set forth below, no member of the Board attended fewer than seventy-five percent (75%) of the total number of full Board or Committee meetings convened by the Board of Directors after being appointed.

    AUDIT COMMITTEE. Francis J. Knott and Leigh Michl are independent Directors and currently serve on the Audit Committee. Scott W. Griffith served on the Audit Committee as an independent Director until his resignation on April 17, 2000. There is currently one (1) vacancy on the Audit Committee to be filled by the Board at a later meeting. The Audit Committee is charged with, among other things, the review with our auditors of the general scope of our annual audit; review of the annual audit, review of the auditor's report on the adequacy of internal controls and other findings; review of the auditor's management letter; and the implementation of any corrective measures, if so required. The Board of Directors has currently adopted a written charter for the Audit Committee. The Audit Committee met one (1) time, and from time to time had informal discussions, during the fiscal year ended December 31, 1999.

    COMPENSATION COMMITTEE. Geoffrey de Lesseps, N. Adam Rin and Richard N. Gold currently serve on the Compensation Committee. The Compensation Committee is charged with the review of officers' compensation, bonuses and the granting of stock options. The Compensation Committee has met informally five (5) times during the fiscal year ended December 31, 1999.

    EXECUTIVE COMMITTEE. Geoffrey de Lesseps, Francis J. Knott and Scott W. Griffith served on the Executive Committee until their resignations on May 2, 2000. There are currently no members of the Executive Committee. The Executive Committee has all power and authority of the Board in the management of the business and affairs of the Company. During fiscal 1999, the Executive Committee did not meet.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent (10%) shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 1999, the Company believes that during the fiscal year ended December 31, 1999, its officers, directors and holders of more than ten percent (10%) of the Company's common stock complied with all Section 16(a) filing requirements.

    The Company believes that all other transactions required to be reported under Section 16(a) of the Securities Exchange Act were reported in a timely manner on reports filed by the affected individuals.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table discloses compensation received by the Company's former President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Vice President of Sales for the fiscal year ended December 31, 1999, as well as their compensation for each of the fiscal years ended December 31, 1998 and December 31, 1997. No other officer received annual compensation in excess of One Hundred Thousand dollars ($100,000).

                                                                                 LONG TERM
                                                                               COMPENSATION
                                                                          -----------------------
                                 ANNUAL COMPENSATION                        AWARDS      PAYOUTS
                           -------------------------------                ----------   ----------
(A)                          (B)         (C)        (D)         (E)          (F)          (G)         (H)          (I)
                                                               OTHER      RESTRICTED   SECURITIES                  ALL
                                                               ANNUAL       STOCK      UNDERLYING     LTIP        OTHER
PRINCIPAL                                                     COMPEN-      AWARDED      OPTIONS/    PAYOUTS    COMPENSATION
NAME/POSITION                YEAR     SALARY($)   BONUS($)   SATION($)       ($)        SARS(#)       ($)          ($)
-------------              --------   ---------   --------   ----------   ----------   ----------   --------   ------------
Keith Loris(1) (2).......    1999      146,250     45,000           --           --           --         --            --
Director, Pres./CEO          1998       32,192         --           --           --    1,182,870         --            --
                             1997           --         --           --           --           --         --            --

Douglas R. Johnson.......    1999       92,308     33,500           --           --      250,000         --            --
Executive Vice-President,    1998           --         --           --           --           --         --            --
CFO                          1997           --         --           --           --           --         --            --

John Machonis............    1999      115,039      34,00           --           --      100,000         --            --
Vice-President Sales         1998           --         --           --           --           --         --            --
                             1997           --         --           --           --           --         --            --

------------------------

(1) Mr. Loris served as Chief Executive Officer until April 17, 2000 and President until May 5, 2000 when he and the Company entered into a General Release and Separation Agreement (the "Separation Agreement"). Pursuant to the Separation Agreement, Mr. Loris will remain an employee of the Company and will continue to receive his current annual salary of $168,000 in semi-monthly payments until November 6, 2000.

(2) Under the terms of the Separation Agreement, Mr. Loris forfeited 630,864 of the options granted to him in 1998.

SUMMARY OF STOCK OPTION COMPENSATION

    The Company's 1998 Stock Option Plan allows grants of stock options and other rights relating to common stock. The Company granted options to purchase up to Three Hundred Fifty Thousand (350,000) shares of common stock under the 1998 Stock Option Plan in 1999 and no options were exercised to purchase shares of common stock during 1999.

    The stock options granted to or exercised by Named Executive Officers during the year ended December 31, 1999 are as follows:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL
INDIVIDUAL GRANTS                                                    RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
-----------------                                                   ---------------------------------------------------
(A)                            (B)            (C)          (D)         (E)            (F)          (G)        (H) (1)
                            NUMBER OF      % OF TOTAL
                            SECURITIES    OPTIONS/SARS
                            UNDERLYING     GRANTED TO    EXERCISE
                           OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION
NAME                       GRANTED (#)    FISCAL YEAR     ($/SH)       DATE          5% ($)      10% ($)       0% ($)
----                       ------------   ------------   --------   ----------     ----------   ----------   ----------
Keith Loris..............          --           --            --           --             --           --           --
Douglas R. Johnson.......     250,000         21.7%       2.0145     04/05/09      2,855,970    4,845,969    1,558,875
John Machonis............     100,000          8.7%       2.7876     05/03/09      1,411,218    2,412,248      758,740

------------------------

(1) The Company had historically determined fair market value of its common stock based on a 90 day weighted average calculation of both its private and public equity transactions. This method was used based on management's belief that such calculated amount was more representative of the market price of the Company's common stock when compared to the Company's quoted market price on the Over the Counter Bulletin Board. As a result, the Company had priced its private stock issuances and set the exercise price of its stock option grants at amounts that differed from quoted market prices on the date of issuance. The Company has recorded non-cash compensation expense associated with these option grants in accordance with Generally Accepted Accounting Principals.

AGGREGATE OPTION EXERCISES FISCAL YEAR END OPTION VALUES

    The following table sets forth information regarding stock option exercises in 1999 and unexercised stock options held by the officers listed in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                                                                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                                 UNDERLYING UNEXERCISED        THE-MONEY OPTIONS/SARS
                                                                 OPTIONS/SARS AT FY END           AT FY END ($)(1)
                                                               ---------------------------   ---------------------------
(A)                                     (B)           (C)          (D)            (E)            (F)            (G)
                                  SHARES ACQUIRED    VALUE
NAME                                ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ---------------   --------   -----------   -------------   -----------   -------------
Keith Loris(2)..................           --            --      552,006             --       1,965,141             --
Douglas R. Johnson..............           --            --           --        250,000              --        386,375
John Machonis...................           --            --           --        100,000              --         77,240
Jonathan Schull.................           --            --           --             --              --             --

------------------------

(1) Amounts are based on the December 31, 1999 last reported closing price of our common stock of $3.56 per share as reported on the OTC Bulletin Board.

(2) Under the terms of the Separation Agreement, the Company immediately vested 78,858 options to purchase the Company's common stock which had been previously granted to Mr. Loris pursuant to his employment agreement.
    Mr. Loris' remaining options to purchase the Company's common stock were forfeited.

OTHER INCENTIVE PLANS

    The Company currently does not have any long-term incentive plans or compensation plans for its executive officers and directors.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with the following executive officers: Keith Loris, Scott W. Griffith and Jonathan Schull.

    KEITH LORIS. On September 2, 1998, the Company entered into an employment agreement with Keith Loris, who was serving as President and Chief Executive Officer. That agreement provided for an initial annual salary of $135,000 in 1998 and an annual slary of $146,250 in 1999, payable in equal semi-monthly installments. Mr. Loris was also eligible to receive a bonus, equivalent to 25% of his base salary, upon the accomplishment of specific objectives established by the Board of Directors. In addition, Mr. Loris received an option grant for 1,182,870 shares of common stock, vesting over a period of five (5) years. On April 17, 2000, the Company appointed Scott W. Griffith as Chief Executive Officer. Mr. Loris continued to serve as President until May 5, 2000 when he and the Company entered into a General Release and Separation Agreement (the "Separation Agreement"). Pursuant to the Separation Agreement, Mr. Loris will remain an employee of the Company and will continue to receive his current annual salary of $168,000 in semi-monthly payments until November 6, 2000. In addition, on May 5, 2000, the Company immediately vested 78,858 options to purchase the Company's common stock which had been previously granted to Mr. Loris pursuant to his employment agreement. Mr. Loris' remaining options to purchase the Company's common stock were forfeited. Mr. Loris continues to serve as a director of the Company.

    SCOTT W. GRIFFITH. On April 17, 2000, the Company retained Scott W. Griffith to serve as its Chief Executive Officer and executed an employment agreement with him. Pursuant to this employment agreement dated April 17, 2000, Mr. Griffith will receive an annual base compensation for fiscal 2000 of $250,000. Mr. Griffith is also eligible to receive an annual incentive award, up to a maximum of 50% of his annual base compensation, pending the satisfaction of certain criteria specified in his employment agreement. In connection with the employment agreement, Mr. Griffith also received an option grant for 1,168,670 shares of common stock at an exercise price of $8.50 per share on April 17, 2000. The options will become exercisable over a period of four (4) years in accordance with the schedule set forth in the stock option agreement. In addition, on May 5, 2000, Mr. Griffith assumed the role of President of the Company.

    Prior to January 1, 1998, the Company entered into an employment agreement with Jonathan Schull, a founder of the Company and former president and director. The employment agreement reflects Mr. Schull's role as a founder of the Company and a key participant in the Company's growth.

REPORT OF THE COMPENSATION COMMITTEES ON EXECUTIVE COMPENSATION

    The Company's Board of Directors approves all compensation decisions with regard to executive officers, including the Chief Executive Officer, based on recommendations from the Compensation Committee. The Compensation Committee is responsible for the establishment of all compensation and benefit programs, as well as the overall monitoring of those programs. The Company's compensation philosophy and executive compensation programs are discussed in this report.

    EXECUTIVE COMPENSATION PHILOSOPHY. In general, executive officers who are in a position to make a substantial contribution to the success and growth of the Company should have interests similar to those of the shareholders. Executive officers should be motivated by and benefit from increased shareholder value. Therefore, the Company believes that executive officers should hold a meaningful equity position in the Company through the purchase of common stock or the award of options to purchase common stock. The Company's Board of Directors believes that the executive compensation program must be competitive with those of other companies of comparable size and complexity in order to attract, retain and motivate talented individuals.

    EXECUTIVE COMPENSATION PROGRAM. The Company's compensation program consists of base salary and long-term incentives, generally in the form of options to purchase common stock.

    BASE SALARY. The Compensation Committee generally reviews and determines the relative levels of base salary for executive officers on an annual basis. In determining the levels of base salary for an executive officer, except with respect to the Chief Executive Officer, the Compensation Committee considers relative levels of responsibility and individual and Company performance. The Committee believes that base salaries of the Company's executive officers are below average relative to its national and regional peer companies as the Company continues its transition from a start up company to a more mature status. As the Company continues its growth, the Committee will continue to review the base salary levels of executive management to bring them more in line with national and regional peer companies.

    STOCK OPTIONS. An additional important aspect of the Company's compensation program is its use of stock options. As the Company has grown, it has sought to retain and attract key executives through the grant of stock options. Under the 1998 Stock Option Plan, the Committee may grant options to purchase common stock to Company employees, including executive officers. Option grants become exercisable over a period of time and generally have an exercise price equal to the fair market value of the common stock on the grant date, creating long term incentives to enhance the value of Company's common stock. The Committee considers the grant of options to executive officers and key managers on an annual basis. The number of options awarded and the related vesting periods are determined based upon management's contribution to Company's future growth and profitability. The options are also intended (a) as additional possible compensation that does not require the Company to pay additional cash expenses as it grows in revenues and (b) to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent. The Committee believes that the use of stock-based incentives ensures that the executive's interests are aligned with the long-term interests of the Company's shareholders. At this meeting, the Company proposes to amend the 1998 Stock Option Plan by increasing the number of shares of common stock which the Company has authority to issue from five million (5,000,000) shares to seven million (7,000,000) shares and by permitting the transfer or assignment of options by the option holder to entities qualifying under Section 501(c)(3) of the Internal Revenue Code as a tax-exempt organization entitled to receive charitable contributions.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Keith Loris served as Chief Executive Officer in 1999. The Compensation Committee determined Mr. Loris' base salary after evaluating a number of factors, including salaries of chief executive officers of companies of comparable size in the industry, his performance and the Company's performance generally. Mr. Loris' base salary in 1999 was $146,250. In addition, during fiscal 1999, Mr. Loris received an annual incentive award of $45,000. The Compensation Committee considered the time and efforts Mr. Loris had expended in raising capital for the Company and promoting the Company's new strategic direction and believed that an annual incentive award and grant of options to reward Mr. Loris were appropriate. Although
Mr. Loris no longer serves as Chief Executive Officer or President, pursuant to the Separation Agreement, Mr. Loris will remain an employee of the Company and will continue to receive his current annual salary of $168,000 in semi-monthly payments until November 6, 2000. In addition, on May 5, 2000, the Company immediately vested 78,858 options to purchase the Company's common stock, which had been previously granted to Mr. Loris pursuant to his employment agreement. Mr. Loris' remaining options to purchase the Company's common stock were forfeited.

    At present, Scott W. Griffith serves as the Company's President and Chief Executive Officer and will continue to serve in this capacity in 2000.
Mr. Griffiths' compensation for fiscal 2000 was determined by the terms of an employment agreement entered into by and between the Company and Mr. Griffith on April 17, 2000. Under the terms of this employment agreement, Mr. Griffith will receive an annual base compensation for fiscal 2000 of $250,000. Mr. Griffith is also eligible to receive an annual incentive award, up to a maximum of 50% of his annual base compensation, pending the satisfaction of specific objectives set by the Board of Directors. In addition, Mr. Griffith was granted a stock option to purchase 1,168,670 shares of common stock at an exercise price of $8.50 per share, the fair market value of the Company's common stock on the date of the grant. Mr. Griffith's base salary and annual incentive award for future years will be determined by the Compensation Committee based upon the same factors employed by the Compensation Committee for executive officers generally.

    This report is submitted by the Compensation Committee, which currently consists of Geoffrey de Lesseps, Richard N. Gold, and N. Adam Rin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no "interlocks" as defined by the Securities and Exchange Commission with respect to any director who currently serves as a member of the Compensation Committee. Geoffrey de Lesseps, Richard N. Gold, and N. Adam Rin currently serve on the Compensation Committee and none of such persons have ever been an executive officer or employee of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The number of shares beneficially owned by each nominee and the executive officers are listed below under "Security Ownership of Certain Beneficial Owners and Management." The following table sets forth information regarding the beneficial ownership of our common stock as of April 26, 2000 by (i) each person or entity who is known by us to own beneficially more than five percent (5%) of our outstanding common stock; (ii) each of our officers and directors and
(iii) all of our officers and directors as a group:

                                                                     AMOUNT OF
NAME AND ADDRESS OF BENEFICIAL OWNER          TITLE OF CLASS    BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------          --------------    --------------------   ----------------
PRINCIPAL SHAREHOLDERS

SI Venture Fund II, L.P.(1)...............  Series A Preferred          17,157                33.3%
  160 Linden Tree Road, Suite 100           Series B Preferred           4,688                10.0%
  Wilton, Connecticut 06897                 Common Stock               196,400                 1.5%

APEX Investment Fund IV, LP(2)............  Series A Preferred          14,260                27.7%
  225 W. Washington Street                  Series B Preferred           4,547                 9.7%
  Suite 1450
  Chicago, Illinois 60606

APEX Strategic Partners IV, LLC(2)........  Series A Preferred             446                   *
  225 W. Washington Street                  Series B Preferred             141                   *
  Suite 1450
  Chicago, Illinois 60606

RSA Security, Inc.(3).....................  Series A Preferred           4,902                 9.5%
  36 Crosby Drive
  Bedford, MA 01730

Ascent Venture Partners(4)................  Series A Preferred          14,706                28.6%
  255 State Street, 5th Floor
  Boston, Massachusetts 02109

Ritchie Capital Management, LLC(5)........  Series B Preferred           2,500                 5.3%
  210 East State Street
  Batavia, Illinois 60510

Tudor Investment Corporation(6)...........  Series B Preferred          18,750                40.0%
  Raptor Global Portfolio, Ltd.
  Altar Rock Fund, L.P.
  40 Rowes Wharf, 2nd Floor
  Boston, Massachusetts 02110

                                                                     AMOUNT OF
NAME AND ADDRESS OF BENEFICIAL OWNER          TITLE OF CLASS    BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------          --------------    --------------------   ----------------
RC Capital, LLC(5)........................  Series B Preferred           2,500                 5.3%
  210 East State Street
  Batavia, Illinois 60510

RAM Trading, LTD.(5)......................  Series B Preferred          12,500                 9.9%
  210 East State Street
  Batavia, Illinois 60510

Maurice R. LaFlamme(7)....................  Common Stock             1,368,326                10.6%
  34 Weatherly Court
  Jamestown, Rhode Island 02385

OFFICERS AND DIRECTORS(8)

Jonathan Schull...........................  Common Stock             2,484,612                19.3%

N. Adam Rin(9)............................  Common Stock             2,396,900                18.6%
  160 Linden Tree Road, Suite 100
  Wilton, Connecticut 06897

Keith Loris(10)...........................  Common Stock               568,006                 4.4%

Francis J. Knott(11)......................  Common Stock               353,787                 2.7%

Geoffrey de Lesseps(12)...................  Common Stock               190,399                 1.5%

Scott W. Griffith(13).....................  Common Stock               115,000                   *

Richard N. Gold(14).......................  Common Stock                90,000                   *

Douglas R. Johnson(15)....................  Common Stock                91,000                   *

Leigh E. Michl(16)........................  Common Stock             1,470,600                11.4%

John F. Machonis(17)......................  Common Stock                31,400                   *

All Officers and Directors as a             Common Stock             7,793,304                60.5%
  Group(18)...............................

------------------------

1. N. Adam Rin serves as a director of the Company and is a managing member of SI Venture Management II, L.L.C., the general partner of SI Venture Fund II, L.P. Upon conversion of its Series A and Series B Preferred Stock, SI Venture Funds II, L.P. will receive 2,184,500 shares of the Company's common stock.

2. Because the Company understands that Apex Investment Fund IV, L.L.C. and Apex Strategic Partners IV, L.P. are affiliates of each other under applicable securities laws, the percentage of outstanding shares of Series A and Series B Preferred Stock beneficially owned, respectively, should be aggregated to accurately reflect the beneficial ownership of the affiliate entities. Upon conversion of its Series A and Series B Preferred Stock, Apex Investment Fund IV, L.L.C and Apex Strategic Partners, IV, L.P. will receive 1,939,400 shares of the Company's common stock.

3. Upon conversion of it Series A Preferred Stock, RSA Security, Inc. will receive 490,200 shares of the Company's common stock.

4. Leigh E. Michl serves as a director of the Company and is the managing director of Ascent Venture Management, Inc. Upon conversion of its Series A Preferred Stock, Ascent Venture Partners will receive 1,470,600 shares of the Company's common stock.

5. Because Ritchie Capital Management, LLC, RC Capital, LLC and RAM Trading, Ltd. have affirmed in their filing on Schedule 13G, dated March 15, 2000, that they are members of a group, the percentage of outstanding shares of Series B Preferred Stock beneficially owned, respectively, should be aggregated to accurately reflect the beneficial ownership of the affiliate entities. Pursuant to letter agreements between the foregoing entities and us, these entities have agreed that they cannot be the "beneficial owner" of more than 9.9% of the securities of the Company within the meaning of Regulation 13D. Upon conversion of its Series B Preferred Stock, Ritchie Capital Management, LLC, RC Capital, LLC and RAM Trading, LTD. will receive 1,750,000 shares of the Company's common stock.

6. Because the Company understands that Tudor Investment Corporation, Raptor Global Portfolio, Ltd. and Altar Rock Fund, L.P. are affiliates of each other under applicable securities laws, the percentage of outstanding shares of Series B Preferred Stock beneficially owned, respectively, should be aggregated to accurately reflect the beneficial ownership of the affiliate entities. Upon conversion of its Series B Preferred Stock, Tudor Investment Corporation, Raptor Global Portfolio, Ltd. and Altar Rock Fund, L.P. will receive 1,875,000 shares of the Company's common stock.

7. Includes 133,827 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan.

8. Unless otherwise indicated, the officers and directors can be reached at the principal office of the Company, Five Clock Tower Place, Suite 440, Maynard, Massachusetts 01754.

9. Includes common stock issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock held by SI Venture Fund II, L.P., of which N. Adam Rin is a managing member and the beneficial holder of those shares. Also includes 16,000 shares of the Company's common stock personally held by Mr. Rin.

10. Includes 552,006 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan.

11. Includes 235,234 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan.

12. Includes 85,000 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan.

13. Includes 35,000 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan.

14. Includes 45,000 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan.

15. Includes 75,000 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan and includes 8,000 shares owned beneficially by him through his spouse.

16. Includes common stock issuable upon conversion of Series A Preferred Stock held by Ascent Venture Partners, of which Leigh E. Michl is the managing director and the beneficial holder of those shares.

17. Includes 25,000 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan.

18. Includes 1,052,240 shares of common stock issuable in connection with the exercise of options granted under the 1998 Stock Option Plan.

*   Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On September 22, 1999, the Company entered into a Note and Warrant Purchase Agreement (the "Warrant Purchase Agreement") with SI Venture Associates, LLC to acquire shares of the Company's Series A preferred stock for $1.25 million, provided that the Company can identify a second venture capital investor to contribute at least another $1.25 million. The Warrant Purchase Agreement further provides the right to appoint one (1) director to the Company's Board.

    On January 10, 2000, the Company issued 36,765 shares of Series A Preferred Stock to a group of four investors: SI Venture Fund II, L.P. ("SI"), Apex Investment Fund IV, L.P., Apex Strategic Partners IV, LLC (collectively, "Apex") and RSA Security Inc. ("RSA") for a purchase price of $102 per share for an aggregate purchase price of $3,750,030. In connection with the Series A Preferred Stock transaction, the Company entered into a Series A Preferred Stock Purchase Agreement dated as of December 30, 1999 as supplemented on January 7, 2000 with SI, Apex and RSA (collectively, the "Purchasers") and a Shareholders' and Rights Agreement with the Purchasers. The Company also filed a Certificate of Designation with the Delaware Secretary of State that provides the powers, preferences and rights of the Series A Preferred Stock, including, but not limited to, voting rights, redemption rights, liquidation preference, and dividend rights. Each share of Series A Preferred Stock is initially convertible into 100 shares of the Company's common stock, subject to certain anti-dilution adjustments, at any time at the holder's option at a conversion price of $1.02 per share of common stock and, further, is automatically convertible into common stock upon the occurrence of certain events.

    On February 14, 2000, the Company issued 46,875 shares of Series B Preferred Stock to a group of ten investors including, affiliates of Tudor Investment Corporation, Ritchie Capital as well as investors in an earlier round of financing, SI Venture Fund II, L.P. and Apex Investment Fund IV, L.P. for a purchase price of $160 per share for an aggregate purchase price of $7,500,000. These investors were also issued two warrants, one of which becomes exercisable for an aggregate of 312,500 shares of common stock if as of August 15, 2000 the Company's registration statement for the shares of common stock issuable upon conversion of the Series B Preferred Stock was not declared effective and Nasdaq listing application for the common stock was not accepted and the second of which would become exercisable for an aggregate of an additional 312,500 shares of common stock if as of November 15, 2000 these two conditions were not met.

    In connection with the Series B Preferred transaction, the Company entered into a Series B Preferred Stock and Warrant Purchase Agreement dated as of February 10, 2000 with the investors (collectively, the "Purchasers") and an Amended and Restated Shareholders' and Rights Agreement with the Purchasers, the holders of the Series A Preferred Stock. The Company also filed a Certificate of Designation with the Delaware Secretary of State that states the powers, preferences and rights of the Series B Preferred Stock including, but not limited to, voting rights, redemption rights, liquidation preference, and dividend rights. Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company's common stock, subject to certain anti-dilution adjustments, at any time at the holder's option and, further, is automatically convertible into common stock upon the occurrence of certain events.

    Concurrent with the Series B Preferred Stock transaction, the Company issued 14,706 shares of Series A Preferred Stock to Ascent Venture Partners III, L.P. ("Ascent") for $102 per share for an aggregate purchase price of $1,500,000. In connection with the investment by Ascent, the Company agreed to appoint an Ascent representative to its Board of Directors.

    The Company has adopted a policy providing that all transactions between the Company and related parties will be subject to approval by a majority of all disinterested directors and must be on terms no less favorable than those that could otherwise be obtained from unrelated third parties.

                           COMPANY PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the common stock of the Company from May 5, 1998 to December 31, 1999 with the cumulative total return on the Nasdaq Stock Market for United States Companies ("Nasdaq Stock Market Index") and the Hambrocht & Quist Internet Index ("H&Q Index") over the same period. This graph assumes a $100 investment at June 2, 1997 (when the Company first started trading) in the Company's common stock and in each of the indices and reinvestment of all dividends, if any.

    The graph displayed below is presented in accordance with the Securities and Exchange Commission requirements. You are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph is not intended to reflect the Company's forecast of future financial performance. The graph was prepared by Carl Thompson Associates with data from Bloomberg Financial Markets.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

                            ------------------------

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           5/5/98  12/31/98  12/31/99
SOFTLOCK.COM, INC.         100.00    192.59    114.81
NASDAQ STOCK MARKET INDEX  100.00    162.43    563.19
H&Q INTERNET INDEX         100.00    117.89    219.42

                                                               5/5/98    12/31/98   12/31/99
                                                              --------   --------   --------
SOFTLOCK.COM, INC...........................................   100.00     192.59     114.81
NASDAQ STOCK MARKET INDEX...................................   100.00     162.43     563.19
H&Q INTERNET INDEX..........................................   100.00     117.89     219.42

                                 PROPOSAL NO. 2

               AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN

1998 STOCK OPTION PLAN

    Holders of the Company's common stock are being asked to consider and vote upon two (2) amendments to the Company's 1998 Stock Option Plan (the "Plan"), which was adopted on July 28, 1998. The Plan provides for the issuance of options ("Options") to purchase shares of common stock to key employees, officers, directors and consultants of the Company. A total of five million (5,000,000) shares have been reserved for grant under the Plan and Options to purchase 4,052,518 shares had been granted as of the Record Date. The purposes of the Plan are to encourage stock ownership by employees, officers, directors and consultants of the Company so that they may acquire or increase their proprietary interest in the Company, to reward employees, officers, directors and consultants for past services to the Company and to encourage such persons to become employed by or remain in the employ of or otherwise continue their association with the Company and to put forth maximum efforts for the success of the business of the Company.

    The Plan is administered by the Board of Directors. At its discretion, the Board may determine the persons to whom Options may be granted and the terms thereof. As noted above, the Board may issue Options to members of the Board.

    The terms of any Options granted under the Plan are not required to be identical as long as they are not inconsistent with the express provisions of the Plan. In addition, the Board may interpret the Plan and may adopt, amend and rescind rules and regulations for the administration of the Plan.

    Options may be granted as incentive stock options ("Incentive Options") intended to qualify for special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), or as non-qualified stock options ("Non-Qualified Options") which are not intended to so qualify. Only employees of the Company, or any subsidiary of the Company, are eligible to receive Incentive Options. The period during which Options may be exercised may not exceed ten (10) years. The exercise price for the Incentive Options may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant; except that the exercise price for Incentive Options granted to persons owning more than ten percent (10%) of the total combined voting power of the common stock may not be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date of grant and may not be exercisable for more than five (5) years. The exercise price for Non-Qualified Options may not be less than ten percent (10%) of the fair market value of the Common Stock on the date of grant. The Plan defines "fair market value" as (i) the mean between the highest and lowest quoted selling price of the Company's Common Stock as reported on a national securities exchange; provided that at least one sale of the Company's Common Stock occurred on such exchange on such date, and, if not, then the closing price on the last preceding date on which at least one sale on such exchange did occur, or (ii) if the shares of Common Stock are not listed on a national securities exchange, the value as determined by the Board in accordance with its discretion in making a bona fide, good faith determination of fair market value.

    The Plan contains provisions for proportionate adjustment of the number of shares issuable upon the exercise of outstanding Options and the exercise price per share in the event of stock dividends, recapitalizations resulting in stock splits or combinations or exchanges of shares.

    In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, merger or consolidation of the Company with another company in which the Company is not the survivor, or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group for more than fifty percent (50%) of the then outstanding voting securities of the Company, the Board may provide that the holder of each Option then exercisable will have the right to exercise such Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, merger or consolidation, sale or transfer of assets or tender offer or exchange offer, by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, merger or consolidation, sale or transfer of assets or tender offer or exchange offer; or in the alternative the Board may provide that each Option granted under the Plan will terminate as of a date fixed by the Board; provided, however, that not less than thirty (30) days written notice of the date so fixed will be given to each recipient, who will have the right, during the period of thirty (30) days preceding such termination, to exercise the Option to the extent then exercisable. To the extent that Section 422(d) of the Code would not permit this provision to apply to any outstanding Incentive Options, such Incentive Options will immediately upon the occurrence of the dissolution or liquidation, etc., be treated for all purposes of the Plan as Non-Qualified Options and shall be immediately exercisable as such.

    If the recipient ceases to be an employee, officer or director of, or consultant to, the Company or a subsidiary (other than by reason of death, disability, or retirement), other than for cause, all Options theretofore granted to such recipient but not theretofore exercised will terminate three (3) months after the date the recipient ceased to be an employee, officer or director of, or consultant to, the Company except as authorized by the Board in the case of the grant of non-qualified stock options.

    If the recipient ceases to be an employee, officer or director of, or consultant to, the Company or a subsidiary or parent to the Company by reason of termination for cause, all Options theretofore granted to such recipient but not theretofore exercised will terminate on the date the recipient ceases to be an employee, officer or director of, or consultant to, the Company.

    If a recipient dies while an employee, officer or director of or a consultant to the Company, or within three (3) months after termination thereof (other than for cause), all Options theretofore granted to such recipient, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised by the recipient or by the recipient's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or disability of the recipient, at any such time within one year after the date of death of the recipient.

    Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Options may be exercised, during the lifetime of the recipient, only by the recipient and thereafter only by the recipient's legal representative.

    The Board may suspend, terminate, modify or amend the Plan, but without shareholder approval the Board may not materially increase the number of shares as to which Options may be granted, change the eligibility requirements for persons entitled to participate in the Plan or materially increase the benefits to be received by any participant under the Plan. The Board may not adversely affect any Option previously granted without the consent of the participant. Unless sooner terminated, the Plan will expire on July 28, 2008.

PROPOSED PLAN AMENDMENTS

    The Board of Directors has unanimously adopted, subject to shareholder approval, the following amendments (the "Plan Amendments"):

        (i) to increase the number of shares of stock that the Company has authority to issue under the Plan from five million (5,000,000) shares to seven million (7,000,000) shares;

        (ii) to authorize the transfer or assignment of options, at the election of the option holder, to an entity qualified under Section 501(c)(3) of the Internal Revenue Code as a tax-exempt organization entitled to receive charitable contributions; and

        (iii) to provide for the laws of the Commonwealth of Massachusetts to govern the 1998 Stock Option Plan.

Other than the foregoing, no other changes to the Plan have been submitted for stockholders' consideration at the annual meeting. A copy of the Plan incorporating the Plan Amendments is set forth in Appendix A to this Proxy Statement.

    If approved by the stockholders, the Plan Amendments will become effective on the date it is approved. The Board of Directors, through a written consent dated April 28, 2000, determined the Plan Amendments to be in the best interest of the Company and its shareholders, declared the Plan Amendments advisable, and recommended that the Plan Amendments be submitted to the Company's shareholders for consideration.

INCREASE IN AUTHORIZED SHARES

    As of the Record Date, five million (5,000,000) shares of Common Stock were authorized for issuance under the Plan, of which 4,052,518 were issued and outstanding on such date. If approved, the Plan Amendment will increase the total number of shares of Common Stock which the Company has authority to issue under the 1998 Plan from five million shares (5,000,000) shares to seven million (7,000,000) shares. The Board of Directors believes that it is in the best interest of the Company to have a sufficient number of shares of Common Stock to issue to directors, consultants, officers and other key employees in exchange for their valuable services to the Company in order to provide long term incentives and rewards to those persons who are responsible for the growth and success of the Company. Adoption of this amendment would provide additional flexibility with respect to the Company's compensation alternatives and practices and permit the Company to continue to utilize the 1998 Plan.

APPROVAL OF OPTION TRANSFERABILITY

    Pursuant to the Plan, option holders are prohibited to transfer or assign options other than by will or by the laws of descent and distribution. If approved, the Plan Amendment will permit an option holder to assign options to entities qualifying under Section 501(c)(3) of the Internal Revenue Code as a tax-exempt organization entitled to receive charitable contributions including, without limitation, religious, charitable, educational and other publicly supported organizations. The Board of Directors believes that the addition of transferability to outstanding and prospective options provides executive officers and directors with a significant benefit at little cost to the Company, impacts the incentive value of the options, and encourages charitable giving. Accordingly, the Board of Director believes that the adoption of this Plan Amendment is in the best interest of the Company.

    The Plan currently provides that it is to be construed and enforced in accordance with the laws of New York State. If approved, the Plan Amendment will change the governing law to the laws of the Commonwealth of Massachusetts. Because the Company's principal executive office is located in Massachusetts, the Board of Directors believes that the adoption of this Plan Amendment is in the best interest of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2

                            ------------------------

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Subject to approval by the shareholders, the Board of Directors has appointed Deloitte & Touche LLP as the independent public accountants to audit the financial statements of the Company for the year ending December 31, 2000.

    During the two most recent fiscal years and through January 7, 2000, the Company has not consulted with Deloitte & Touche LLP concerning the Company's financial statements. Upon its engagement on January 7, 2000, Deloitte & Touche prepared audited financial statements for fiscal years ended 1997, 1998 and 1999. It is expected that a representative of Deloitte & Touche will be present at the Meeting, have an opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3

                            ------------------------

          ANNUAL REPORT TO SHAREHOLDERS AND INCORPORATION BY REFERENCE

    The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 as filed with the Securities and Exchange Commission is being delivered with this proxy statement to the Company's shareholders and is incorporated by reference into this proxy statement.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          /s/ Douglas R. Johnson

                                          Douglas R. Johnson, Secretary

                             1998 STOCK OPTION PLAN
                                       OF
                               SOFTLOCK.COM, INC.
                     Amended effective as of April 28, 2000

    1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of SoftLock.com, Inc. (the "Company") and its shareholders by permitting the Company to provide, through options to purchase the Common Shares, $0.01 par value ("Shares"), of the Company, long-term incentives and rewards to directors, consultants, officers and other key employees responsible for the success and growth of the Company and to attract and retain such persons on a competitive basis. It is the intent of the Company that such individuals be encouraged to obtain and retain an equity interest in the Company and each optionee will be specifically apprised of said intent.

    2. EFFECTIVE DATE. The effective date of the Plan shall be the date on which the Plan is adopted by the Board of Directors of the Company. Options may be granted to optionees on and after such date, but all such options shall be conditioned upon ratification of the Plan by the shareholders within twelve months after the date of its adoption by the Board of Directors.

    3. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 9(g) below, an aggregate of 7,000,000 Shares shall be available for grant under the Plan. Such Shares may be authorized but previously unissued Shares or Shares repurchased by the Company, including Shares purchased in the open market. In the event that any outstanding option under the Plan for any reason expires or is terminated, the Shares allocable to the unexercised portion of such option may again be available for subsequent option grants under the Plan.

    4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors ("Board") of the Company, and the Board shall select the optionees to whom options may be granted, determine the number of Shares to be offered to each such optionee, determine when options may be exercised, and interpret, construe and implement the provisions of the Plan.

    Subject to the express provisions and limitations of the Plan, the Board shall also have authority to construe the respective options and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the term and provisions not specified in or incorporated with the Plan to be included in the respective options (which need not be uniform) and to make all other determinations necessary or advisable for administering the Plan.

    The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent appropriate, and it shall be the sole and final judge in such circumstances. All actions or determinations of the Board on the matters referred to in this section shall be conclusive. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

    5. ELIGIBLE PERSONS. The class of persons eligible to receive options under the Plan will consist of officers, directors, consultants and key employees of the Company. In making its determination as to whether an option will be granted under the Plan and the number of Shares to be subject to each option, the Board will take into account the duties of the director, consultant, officer or employee, the present and potential contributions of that person to the success of the Company and other factors which the Board, in its discretion, consider to be reasonable and appropriate in connection with accomplishing the purposes of the Plan.

    The Board also may authorize the granting of options to prospective employees of the Company. In the case of a prospective employee, grant of the option shall be on the condition of employment by the Company in a key position, and the date of the grant of the option shall be the date such employment begins or such later date as the Board may have specified when authorizing the grant. If the Board shall so determine, additional options under the Plan may be granted to optionees who hold or have held options under this or other stock option plans of the Company, and options under the Plan may be granted in substitution for options granted under this or other stock option plans of the Company.

    6. GRANT OF OPTIONS. Options may be granted to such eligible key employees, consultants, directors, and officers, and in such amounts, as the Board, in its discretion may from time to time determine. These options may be either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Non-Qualified Stock Options (i.e., stock options which are not incentive stock options), or a combination of both; provided, however, that Incentive Stock Options shall be awarded only to employees of the Company or any subsidiary of the Company. Options may contain dissimilar provisions provided that all such provisions are consistent with the Plan.

    The options shall be evidenced by Stock Option Agreements in such form as the Board shall approve from time to time, which Agreements shall conform to the Plan.

    7. PROVISIONS OF INCENTIVE STOCK OPTIONS. Each Incentive Stock Option granted under the Plan will contain the provisions of Section 9, and in addition, such terms, conditions and restrictions as the Board deems to be reasonable and appropriate and in the best interests of the Company, including the following:

        (a) NUMBER OF SHARES. Each Incentive Stock Option will specify the number of Shares which may be acquired.

        (b) PURCHASE PRICE. The option price per Share shall be not less than 100% of the fair market value of the Company's Shares at the time such option is granted, as determined in good faith by the Board, provided that, in the event the option holder owns more than 10% of the combined voting power of all classes of stock of the Company or of a parent or subsidiary of the Company ("Ten Percent Shareholder") at the time of the grant, then the purchase price will be not less than 110% of such fair market value. Subject to the foregoing, the Board shall have full authority and discretion to fix the option price and shall be fully protected in so doing.

        (c) TRANSFER. Each Incentive Stock Option by its terms will be exercisable, during the lifetime of the option holder to whom it is granted, only by the option holder and will not be transferable otherwise than by will or the laws of descent and distribution.

        (d) FAIR MARKET VALUE LIMITATION. The fair market value (determined as of the date the Incentive Stock Option is granted) of Shares for which Incentive Stock Options are exercisable for the first time by an employee in any calendar year (under this Plan or any other plan that provides for the granting of Incentive Stock Options) may not exceed $100,000.

        (e) DISQUALIFYING DISPOSITION. In the event of a disposition of Shares acquired upon exercise of an option which is deemed "disqualifying" under
    Section 422 of the Code, so as to require the withholding of federal, state or local taxes, the option holder agrees promptly to pay to the Company the amount of such taxes if the Company is unable to withhold the necessary sums.

    8. PROVISIONS OF NON-QUALIFIED STOCK OPTIONS. Each Non-Qualified Stock Option granted under the Plan will contain the provisions of Section 9 and in addition, such terms, conditions and restrictions as the Board deems to be reasonable and appropriate and in the best interests of the Company, including the following:

        (a) NUMBER OF SHARES. Each option will specify the number of Shares which may be acquired.

        (b) PURCHASE PRICE. The purchase price of the Shares under each option shall be determined by the Board in its sole discretion. The purchase price may be less than the fair market value of the Shares at the time of granting, but may not be less than ten (10%) thereof.

        (c) WITHHOLDING. Each option shall provide that the option holder shall agree to pay to the Company upon exercise of the option all federal, state and local taxes required to be withheld. The Board may, nevertheless, determine to withhold from the Shares to be issued that number of Shares valued at their fair market value at the time, that would satisfy the amount required to be withheld.

    9.  PROVISIONS APPLICABLE TO ALL STOCK OPTIONS.

        (a) TERM. Each option granted pursuant to this Plan shall be exercisable in full or in installments at such time or times and during such periods as the Board, in its sole discretion, may determine at the time such option is granted, provided, however, that no option shall be exercised after the expiration of ten (10) years from the date it is granted and provided further that no incentive stock option granted to a Ten Percent Shareholder shall be exercisable more than five years from the time it is granted.

        (b) EXERCISE AND PAYMENT. To exercise an option, the option holder shall deliver to the Company a written notice specifying the number of Shares being purchased accompanied by payment in full for the Shares being purchased. Each option will provide that the purchase price of any Shares purchased upon exercise of the option shall be payable in full on the exercise date, in cash or by check, or, in the discretion of the Board, by delivery of Shares owned by the option holder (with appropriate documents of transfer), by surrender of exercisable options to purchase Shares, or by any combination of the foregoing. Any Shares so delivered shall be valued at the fair market value of the Shares on such date. Any options so surrendered shall be valued at the difference between the fair market value of the Shares at the time of surrender and the exercise price thereof.

        (c) TERMINATION EXCEPT DEATH. In the event that the directorship or employment or other relationship underlying the issuance of the option of an optionee is terminated for cause, such optionee's option rights both accrued and future under any then outstanding option shall be forfeited and terminated medially and may not thereafter be exercised to any extent.

    In the event that the directorship or employment or other relationship underlying the issuance of the option of the optionee is terminated for any reason other than cause, or optionee's death, subject to the condition that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, such optionee shall have the right to exercise the option at any time within three (3) months after such termination of directorship or employment or other relationship underlying the issuance of the option or resignation or removal from office, unless with respect to non-qualified stock options the Board shall otherwise provide. This right of exercise shall exist to the extent the optionee's right to exercise such option has accrued pursuant to subparagraph 9(a) of the Plan and had not previously been exercised at the date of such termination except that in the case of a permanent disability or a retirement approved by the Board, the Board may accelerate the vesting of such option at the time of the disability or at the time the retirement is approved. The granting of an option to an eligible person does not alter in any way the Company's right to terminate such person's employment or office or other relationship at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

        (d) DEATH OF OPTIONEE. If the optionee shall die while a director of the Company or while in the employ of the Company or while in office or within a period of three (3) months after the termination, other than for cause, of optionee's duties with the Company, and optionee shall not have fully exercised the option, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten (10) years from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to subparagraph 9(a) of the Plan at the time of optionee's death and had not previously been exercised, (or to the extent that the Board within thirty (30) days of the date of death shall have accelerated the vesting of the option) at any time within one (1) year after the optionee's death, by the executors of administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

        (e) ACCELERATION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding any provisions contained in this Plan or in a Stock Option Agreement deferring the right of an optionee to exercise an option, the option shall, at the discretion of the Board, become fully vested and optionee shall be entitled to exercise such option, in whole or in part, during the 30-day period
    (i) following the first purchase of Shares of the Company pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or any part of, the Company's Shares or (ii) commencing on the date of approval by the shareholders of the Company of an agreement for (a) a merger or consolidation or similar transaction in which the Company will not survive as an independent corporation, or (b) a sale, exchange or other disposition of all or substantially all of the Company's assets.

        (f) ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of a reorganization, recapitalization, stock split, stock dividend, stock distribution, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of the Company, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares authorized by the Plan, in the number and kind of Shares covered by the options granted and in the option price. Any such adjustment may provide for the elimination of any fractional shares which otherwise might become subject to any option without payment therefor.

        (g) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options under the Plan or under any other stock option plan of the Company (to the extent not theretofore exercised) and authorize the granting of new options under the Plan in substitution therefor (to the extent not theretofore exercised).

    10. RIGHTS AS A SHAREHOLDER. No rights as a shareholder shall exist with respect to any Shares covered by an option until the date of the issuance of a stock certificate for such Shares. Stock certificates will be issued within thirty (30) days of option exercise.

    11. GOVERNMENT REGULATIONS. The Plan, the options and the Shares so affected will be subject to all applicable federal and state statutes, rules and regulations, including, without limitation, all applicable federal and state securities laws. If, in the opinion of the Company's counsel, the transfer, issue or sale of any Shares under the Plan is not lawful for any reason, the Company will not be obliged to transfer, issue or sell any Shares.

    12. INVESTMENT PURPOSE. Each option under the Plan shall be granted only on the condition that all purchases of Shares thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Board may make such provision in options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Shares subject to the option, or upon the happening of any other contingency warranting the release of such condition.

    13. RESTRICTIONS ON ISSUING SHARES. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, resignation, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

    14. AMENDMENT AND TERMINATION OF THE PLAN. The Board may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto, except that no such amendment or modification shall change the number or characteristics of the Shares issuable under the Plan (subject to adjustment pursuant to Section 9(g) hereof) unless such amendment or modification shall have the approval of the holders of a majority of the then outstanding Shares of the Company. No amendment or modification shall apply to adversely affect any optionee with respect to whom an option shall heretofore have been granted.

    15. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares pursuant to options may be used for any corporate purposes.

    16. NO OBLIGATION TO EXERCISE OPTIONS. The granting of an option shall impose no obligation upon the optionee to exercise such option.

    17. FAIR MARKET VALUE. For purposes of this Plan, the "fair market value" of the Company's Shares on a given date shall be (i) if the Shares are listed on a National Exchange, the mean between the highest and the lowest quoted selling price of said Shares on such stock exchange on such date, provided at least one sale of said Shares took place on such exchange on such date, and, if not, then on the basis of the closing price on the last preceding date on which at least one sale on such exchange did occur, or (ii) if the Shares are not listed on a National Exchange, the value as determined by the Board in good faith.

    18. TIME OF GRANTING. Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the shareholders of the Company nor any action taken by the Board shall constitute the granting of any option. The granting of an option shall take place only when a written option agreement substantially in the form of the option agreement which is attached hereto and marked Exhibit A shall have been duly executed and delivered by or on behalf of the Company and the optionee to whom such option shall be granted.

    19. FINANCING. In the discretion of the Board, the Company may guarantee bank loans or make loans to an option holder to finance the option price of the shares purchased upon the exercise of an option and also to finance payment by the option holder of income taxes incurred with such exercise upon the following terms and conditions:

        (a) TERM OF LOAN. Each loan or guaranty will extend for a period of not more than five (5) years.

        (b) PROMISSORY NOTE. Each loan will be evidenced by a promissory note given by the option holder and for which the option holder shall have full personal liability. Each such note shall bear interest at such rate per annum as determined by the Board which interest shall be not less than the rate in effect for the Company's senior indebtedness to a financial institution and shall be payable at such times as determined by the Board but at least no less frequently then annually. Payments of principal, or installments hereof, need not be required by the terms of the notes, but may be required thereby if so determined by the Board. Principal and interest may be prepaid in whole or in part, from time to time, without penalty. Each such note shall in all events become due and payable without demand on the fifth anniversary of the date of the note, or upon the option holder's failure to pay any installment of principal and interest when due or within 30 days thereafter, or immediately upon the insolvency or bankruptcy of the option holder, or within 30 days from the date of termination of his employment or directorship or office for whatever cause, excepting only death, disability and retirement. In the event of the death of an option holder, such note shall become due and payable without demand 9 months from the date of such death. In the event of the disability or retirement of a participant such note shall become due and payable without demand 3 months from the date of such permanent disability or approved retirement.

        (c) PLEDGE OF SHARES. Each note or guaranty will be secured by a pledge of the shares purchased with the proceeds of the loan which shall be deposited with the Company. Dividends paid on shares subject to the pledge shall be first applied against interest charges due upon the bank loan, or the note secured, with any balance applied to reduce the principal thereof. Regardless of any other provision of this Plan, shares pledged to secure the guaranty or note may not be withdrawn from the pledge unless the proportionate amount of the guaranteed bank loan or the note scurried thereby shall be immediately repaid.

        (d) OTHER TERMS AND CONDITIONS. All such notes, guaranty and pledges may contain such further terms and conditions consistent with this Plan, including provisions for additional collateral security, as may be determined by the Board from time to time.

        (e) APPROVAL BY SHAREHOLDERS. Approval and adoption of this Plan by the stockholders of the Company shall constitute full and complete authorization for any guaranty, loan or interest reimbursement made to or on behalf of the option holder.

    LOANS TO NON-EMPLOYEE DIRECTORS AND CONSULTANTS. Notwithstanding anything contained herein to the contrary, if at the time such loan is granted the Company's shares are traded publicly, each note or guaranty representing a loan or guaranty to a Non-Employee Director or Consultant shall be secured by a pledge of shares as then applicable federal regulations may require, or by such other or additional collateral security as the Board deems appropriate and in the best interests of the Company.

    20. GOVERNING LAW. The Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

    21. NO RIGHT TO CONTINUED EMPLOYMENT. Participation in the Plan shall not give any employee any right to remain in the employ of the Company. The Company reserves the right to terminate any participant at any time.

    22. TERM OF PLAN. Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board of Directors.

Date Plan adopted by Board of Directors:            July 28, 1998

Date Plan ratified by Shareholders:                 July 28, 1998

                           SOFTLOCK.COM, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                   June 16, 2000                   10:00 a.m.

    The undersigned shareholders of SoftLock.com, Inc. hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and proxy statement dated May 25, 2000 and hereby appoints Scott W. Griffith and Francis J. Knott and each of them as proxies and attorneys-in-fact for the undersigned, with full power of substitution, to act and to vote all the shares of common stock and Series A and Series B Preferred Stock of SoftLock.com, Inc. held of record by the undersigned on May 24, 2000 at the Annual Meeting of Shareholders to be held on June 16, 2000, or any postponement or adjournment thereof and to vote all shares of common stock or Series A or Series B Preferred Stock at the Annual Meeting that the undersigned would be entitled to vote if personally present, on the matters set forth below:

1.   ELECTION OF DIRECTORS.  FOR all the nominees listed below / /        WITHHOLD AUTHORITY
                                                                          TO VOTE FOR ALL NOMINEES LISTED BELOW / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

                Scott W. Griffith / /        Richard N. Gold / /

2. PROPOSAL TO AMEND THE 1998 STOCK OPTION PLAN TO INCREASE THE NUMBER OF RESERVED SHARES AND TO ADD TRANSFERABILITY TO PERMITTED ENTITIES TO OPTIONS. FOR all Plan Amendments.
        FOR / /                  AGAINST / /                 ABSTAIN / /

    FOR Plan Amendment to increase the number of reserved shares.
        FOR / /                  AGAINST / /                 ABSTAIN / /

    FOR Plan Amendment to add transferability to permitted entities to options.
        FOR / /                  AGAINST / /                 ABSTAIN / /

    FOR Plan Amendment to adopt the laws of the Commonwealth of Massachusetts as the governing law.
        FOR / /                  AGAINST / /                 ABSTAIN / /

3. PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.
        FOR / /                  AGAINST / /                 ABSTAIN / /

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

                 (Continued and to be signed on reverse side.)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT SCOTT W. GRIFFITH AND RICHARD N. GOLD AS CLASS I DIRECTORS (PROPOSAL NO. 1); TO AMEND THE COMPANY'S 1998 STOCK OPTION PLAN DESCRIBED HEREIN (PROPOSAL NO. 2); AND TO RATIFY THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000 (PROPOSAL NO. 3).

                                         ---------------------------------------
                                         Dated

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature if held jointly

                                         (Please sign exactly as ownership
                                         appears on this proxy. Where stock is
                                         held by joint tenants, both should
                                         sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such. If a corporation, please sign in
                                         full corporate name by President or
                                         other authorized officer. If a
                                         partnership, please sign in partnership
                                         name by authorized person.)

                                         Please mark, date, sign and return
                                         proxy in the enclosed envelope.